SCHEDULE 14A INFORMATION

 Proxy Statement Pursuant to Section 14(a) of the Securities
           Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant (   )

Check the appropriate box:

( X )     Preliminary Proxy Statement   (   ) Confidential, for Use of the
                                              Commission Only (as permitted
(   )     Definitive Proxy Statement          by Rule 14a-6(e)(2))
(   )     Definitive Additional Materials
(   )     Soliciting Material Pursuant to Rule 14a-11(c) or
Rule 14a-12

                         BELMONT BANCORP.
_______________________________________________________________________
       (Name of Registrant as Specified In Its Charter

_______________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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          NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      BELMONT BANCORP.
                       April 20, 1998

          To the Shareholders of BELMONT BANCORP.:

The Annual Meeting of Shareholders of BELMONT BANCORP. will be held in the Belmont National Bank conference room at Belmont National Bank, 150 West Main Street, St.
Clairsville, Ohio, on Monday, April 20, 1998, at 11:00 a.m.
for the following purposes:

1. To elect four (4) persons as Directors to serve for a three-year term expiring at the annual shareholders' meeting in 2001.

2. To consider and act upon the proposed Amendment to the Articles of Incorporation to allow for a two-for-one split of the common stock.

3. To consider and act upon a proposal to ratify the appointment of S. R. Snodgrass A.C. as independent auditors for the year ending December 31, 1998.

4. To transact such other business as may properly come before the meeting and any adjournment thereof.

Only shareholders of record at the close of business on February 27, 1998, are entitled to notice of and to vote at the meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. PROXIES MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF. THUS, IF YOU ARE PRESENT AT THE MEETING AND SO REQUEST YOUR PROXY WILL NOT BE USED.

BY ORDER OF THE BOARD OF DIRECTORS.
JANE R. MARSH, Secretary
Bridgeport, Ohio
March 20, 1998

PROXY STATEMENT
OF BELMONT BANCORP.
325 Main Street
Bridgeport, Ohio 43912

ANNUAL MEETING OF SHAREHOLDERS
April 20, 1998

This Proxy Statement is furnished to the shareholders of Belmont Bancorp. in connection with the solicitation by the Board of Directors of Belmont Bancorp. (the "Corporation") of proxies for the Annual Meeting of Shareholders of the Corporation to be held on April 20, 1998, in the conference room of Belmont National Bank, 150 West Main Street, St. Clairsville, Ohio, and any adjournment thereof. Shares represented by properly executed proxies received at the time of the meeting that have not been revoked will be voted at the meeting in the manner described in the proxies. Any proxy may be revoked any time before it is exercised.

This Proxy Statement and the accompanying Proxy are being mailed to shareholders on March 20, 1998.

The Board of Directors has fixed the close of business on February 27, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On the record date 2,630,498 shares of Common Stock of the Corporation were outstanding and entitled to be voted at the meeting. Each share of Common
Stock is entitled to one vote except in the election of Directors where shareholders are entitled to cumulate their votes. Cumulative voting permits each shareholder as many votes as shall equal the number of the shareholders' shares of Common Stock multiplied by the number of Directors to be elected, and the shareholder may cast all of such votes for a single Director, or such votes may be distributed among the nominees, as each shareholder may see fit.

The proxies are solicited by the Board of Directors of the Corporation, and the cost thereof is borne by the Corporation. Proxies may be revoked by the shareholders who execute them at any time prior to the exercise thereof, by written notice to the Corporation or by announcement at the Shareholders' Meeting. Unless so revoked, the shares represented by all proxies will be voted by the persons named in the proxies at the Shareholders' Meeting and at all adjournments thereof, in accordance with the specifications set forth therein, or, absent such specifications, in accordance with the judgment of the holders of such proxies.

PROPOSAL NUMBER 1: ELECTION OF DIRECTORS

The Board of Directors of the Corporation by resolution at its meeting on January 19, 1998, set the number of Directors at fourteen (14) members with four (4) members to be elected to the class which expires at the annual meeting in 2001. All nominees are currently Directors of the Corporation and its principal subsidiary, Belmont National Bank. Each of the nominees to be elected has continuously served in the principal occupation shown for the past five years.

The following persons have been nominated for election to the Board of Directors to serve for a three-year term expiring at the annual shareholders' meeting in 2001:

                                                      Common Stock
Name And                                  Year First             % of
Principal Occupation                  Age   Elected   Amount     Total
J. Vincent Ciroli, Jr.                 52     1984    14,149       *
President & Chief Executive Officer,
Belmont Bancorp. and
Belmont National Bank

John H. Goodman, II                    53     1974    55,946(1)   2.13
Realtor, President
Goodman Group, Inc.

Keith A. Sommer                        57     1995     3,854       *
Attorney, Partner, Sommer,
Liberati & Hoffman

James R. Miller                        55     1995       500       *
President, New Philadelphia Fan
Company (Jan. 1997 to Present)
Vice President & General Manager,
Joy Technologies Inc.
(April 1992-Dec. 1996)

Footnotes
1. This amount includes 3,567 shares held in the name of Marylouise Goodman IRA, and 170 shares held in the name of Marylouise Goodman, wife of John H. Goodman, II, to which Mr. Goodman disclaims any beneficial interest. This amount also includes 26,352 shares held in the name of John H. Goodman, II and Terrence A. Lee, Trustees under a trust dated February 2, 1991, to which Mr. Goodman disclaims any beneficial interest. This amount also includes 2,015 shares held by John H. Goodman, II and J. Harvey Goodman, Trustees under a trust dated February 13, 1995 and 5,094 shares held by J. Harvey Goodman and John H. Goodman, II, Trustees under a trust dated April 26, 1995.

* Denotes less than a 1% interest.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE
ABOVE NOMINEES TO THE BOARD OF DIRECTORS OF BELMONT BANCORP.

In addition to the foregoing nominees, the following persons are presently serving as members of the Board of Directors:

Directors Whose Term of Office Will Expire at the Annual
Shareholders' Meeting in 1999

                                                         Common Stock
Name And                                      Year First            % of
Principal Occupation                    Age   Elected    Amount     Total

Mary L. Holloway Haning                 42     1993      1,983 (2)    *
Teacher, Mount De Chantal School
(Sept. 1996 - Present)
Special Projects Coordinator,
Plastic Surgery, Inc.
(Sept. 1995-Sept. 1996)
Director of Admissions,
Wheeling Country Day School (1987-1995)

Charles J. Kaiser, Jr.                  48     1979     13,185 (3)    *
Attorney, Partner, Phillips, Gardill,
Kaiser & Altmeyer

Samuel A. Mumley                        66     1996        287        *
Executive Secretary,
Ohio Valley Athletic Conference

Thomas Olszowy                          51     1993     20,060 (4)    *
Independent Insurance Agent,
Tom Olszowy Insurance Agency

Charles A. Wilson, Jr.                  55     1973     26,778 (5)    1.02
Ohio State Representative;
President, Wilson Funeral &
Furniture Co.

Footnotes
2. This amount includes 1,280 shares held for the benefit of Mary L. Holloway Haning in trust in which Wesbanco Bank
    Wheeling is trustee.

3. This amount includes 90 shares held in the name of Deborah P. Kaiser, IRA, wife of Charles J. Kaiser, Jr., to which Mr. Kaiser disclaims any beneficial interest and 750 shares held in the name of Marchak Investment Co., a partnership, in which Mr. Kaiser is a general partner and holds a substantial beneficial interest.

4. This amount includes 15,127 shares held in the names of Tom and Diana Olszowy joint tenants with right of survivorship in which Mr. Olszowy shares voting and investment power. This amount also includes 377 shares held in the name of Tom Olszowy, custodian for Dana Paul Olszowy, and 1,002 shares held in the name of Tom Olszowy, custodian for Jonathan T. Olszowy, to which Mr. Olszowy disclaims any beneficial interest.

5. This amount includes 3,902 shares held in the name of Wilson Funeral and Furniture Company of which Mr. Wilson is
    President, holds a substantial stock interest and has voting power.

Directors Whose Term of Office Will Expire at the Annual
Shareholders' Meeting in 2000
                                                       Common Stock
Name And                                   Year First              % of
Principal Occupation                 Age   Elected     Amount       Total
John A. Belot                         55    1979       24,000 (6)     *
President,
Walden Industries, Inc.

Terrence A. Lee, CPA                  48    1987        2,180 (7)     *
Chairman, Belmont Bancorp.
and Belmont National Bank;
Partner, Lee & Associates

Dana J. Lewis                         54    1994       20,821         *
President, Zanco Enterprises, Inc.
New Philadelphia, Ohio; Owner/
Operator of McDonalds restaurants

W. Quay Mull, II                      55    1984       15,742 (8)     *
Chairman of the Board
Mull Industries, Inc.

William Wallace                       42    1991       17,852 (9)     *
Executive Vice President &
Chief Operating Officer,
Belmont National Bank;
Vice President, Belmont Bancorp.

Footnotes
6.   This amount includes 7,905 shares held jointly by Terry
     L. Belot, wife of John A. Belot, and Jason Michael Belot, son of John A. Belot; 7,905 shares held jointly by Terry L. Belot and John A. Belot, Jr., son of John A. Belot; 4,468 shares held in the name of Jason Michael Belot; and 686 shares held in the name of John A. Belot, Jr. Mr. John A. Belot has retained voting rights with respect to these shares. This amount also includes 1,250 shares held in the name of Terry L. Belot, IRA, to which Mr. Belot disclaims any beneficial interest.

7. This amount includes 16 shares held in the name of Terrence A. Lee, Custodian for Katherine M. Lee, UOTMA; 16 shares held in the name of Terrence A. Lee, Custodian for Natalie A. Lee, UOTMA; and 16 shares held in the name of Terrence A. Lee, Custodian for Tara N. Lee, UOTMA; Mr. Lee's minor daughters. This amount does not include 26,352 shares held in the name of John H. Goodman, II and Terrence A. Lee, Trustees for a trust dated February 2, 1991, to which Mr. Lee disclaims any beneficial interest.

8. This amount includes 8,040 shares held in the name of Mull Machine Company of which Mr. Mull is President and holds a substantial ownership interest.

9. This amount includes 3,347 shares held jointly with Christine Wallace, Mr. Wallace's wife, in which he shares voting and investment power; 2,733 shares held in the name of Christine Wallace, IRA, to which Mr. Wallace disclaims any beneficial interest; 577 shares held in the name of William Wallace as Custodian for Joseph J. Wallace, UWVTMA; 577 shares held in the name of William Wallace as Custodian for Lauren C. Wallace, UWVTMA; 535 shares held in the name of William Wallace as Custodian for Adrienne C. Wallace, UWVTMA; and 494 shares held in the name of William Wallace as Custodian for William J. Wallace, UWVTMA; Mr. Wallace's minor children.

As of February 27, 1998, the Directors and Officers of the
Corporation as a group beneficially owned 219,181 shares or
8.33 percent of the outstanding common stock of the Corporation.

PROPOSAL NUMBER 2:  AMENDMENT TO THE CORPORATION'S
ARTICLES OF INCORPORATION TO ALLOW FOR 2-FOR-1 STOCK SPLIT

Subparagraph (1) of Article FOURTH of the Corporation's Amended Articles of Incorporation currently provides the authority to issue 9,000,000 shares of capital stock of which 8,900,000 shall be common shares with a par value of $0.50; 10,000 shares shall be Senior Cumulative Preferred Stock with a par value of $100 per share; and 90,000 shares of undesignated preferred shares without par value but subject to the provisions of subparagraph (2) of Article FOURTH. Subparagraph (2) grants to the Board of Directors the authority to designate the powers, rights, preferences and other matters related to the Preferred Stock. The 10,000 shares of Senior Cumulative Preferred Stock have been redeemed and cancelled, and thus cannot be reissued. There are 2,644,163 shares of Common Stock presently issued and 2,630,498 shares outstanding.

On February 27, 1998, the Corporation's Board of Directors unanimously adopted a resolution authorizing a two-for-one split of the common stock subject to the approval by the shareholders at its annual meeting. This approval will require an Amendment to the Articles of Incorporation increasing the number of authorized shares of capital stock to 17,890,000 shares divided into 90,000 shares of preferred stock without par value but subject to the provisions subparagraph (2) of Article FOURTH and 17,800,000 shares of common stock with a par value of $0.25 per share. Specifically, if adopted, the amendment would delete subparagraph (1) of Article FOURTH of the Amended Articles of Incorporation and substitute the following:

     (1) The total number of shares of stock which the Corporation shall have the authority to issue is 17,890,000 shares which shall be divided into 17,800,000 shares of Common Stock with a par value of $0.25 per share, and 90,000 shares of Preferred
     Stock without par value which shall be subject to the provisions of subparagraph (2) below.

If this Amendment is adopted, the 2-for-1 stock split will be effective for stock of record May 1, 1998, and certificates for additional shares are expected to be distributed on May 22, 1998. The change in par value of the common stock will not affect the certificates representing shares of common stock presently outstanding, as all common stock outstanding will be deemed to have a par value of $0.25 per share, and accordingly, it will not be necessary for any shareholder to exchange certificates representing currently outstanding shares. If this Amendment is adopted, there will be no change in the Common Stock portion of the Shareholders' Equity portion of the Corporation's Balance Sheet.

Adoption of the Amendment requires the affirmative vote by shareholders holding a majority of the outstanding shares at a meeting at which a quorum is present. The Board of Directors unanimously recommends a vote FOR the Amendment. Proxies not otherwise specified will be voted in favor of the Amendment.

Transactions with Directors and Officers

Certain Directors and Executive Officers and their associates were customers of and had transactions with the Bank in the ordinary course of the Bank's business during 1997. From time to time the law firms of Phillips, Gardill, Kaiser & Altmeyer, of which Charles J. Kaiser, Jr. is a partner, and Sommer, Liberati & Hoffman, of which Keith A. Sommer is a partner, have rendered legal services to the Corporation and the Bank. Messrs. Kaiser and Sommer are directors of both the Corporation and the Bank. It is contemplated that these firms will be retained to perform legal services during the current year.

Meetings of the Board of Directors and Committees and Compensation of Members

The Board of Directors of the Corporation met six (6) times during the year 1997. Each member of the Board of Directors of the Corporation attended seventy-five percent (75%) or more of the total number of meetings of the Board and its committees of which they were members. The Board of Directors of Belmont National Bank met fifteen (15 ) times during 1997. The Directors of the Corporation and the Bank are the same.

The Board of Directors elects an Executive Committee annually. Messrs. Ciroli, Goodman, Kaiser, Lee, Mull, Olszowy and Wilson are members of the Executive Committee of both the Corporation and the Bank. Meetings of the Executive Committee are called to consider Corporation or Bank business which may arise between normally scheduled meetings or to consider in depth policies and make recommendations to the Board of Directors. The Executive Committee of the Bank met three (3) times during 1997.

The Executive Committee of the Corporation also serves as a Nominating Committee. As such, the Committee seeks and recommends individuals for nomination as directors. The
Nominating Committee will consider as prospective directors persons suggested to them by any shareholder.

Messrs. Goodman, Kaiser, Lee, Miller, Mull and Olszowy are members of the Audit Committee of the Bank and the Corporation. The Audit Committee reviews the reports of the Bank's internal auditor, the Bank's compliance officer, and the reports of the Corporation's independent Certified Public Accountants, the adequacy of internal controls and procedures, and reports to the Board of Directors of the Corporation and the Bank. This Committee met five (5) times during 1997.

The Bank also has a Trust Committee that met three (3) times in 1997 whose members are Ms. Haning and Messrs. Belot, Lewis, Mumley, Sommer, Wallace and Wilson. The Trust
Committee of the Bank approves the operations of the Trust
Department and reports to the Board of Directors.

Directors who are not employees of the Corporation or the Bank receive an annual retainer fee of Two Thousand Dollars, payable quarterly in arrears, plus an attendance fee of Two Hundred Dollars for each Bank or Committee Meeting attended.
Also, Directors receive an attendance fee of One Hundred
Dollars per regularly scheduled quarterly Bancorp. Meeting, not to exceed Four Hundred Dollars annually. During 1997, a total of $78,500.00 was paid to Directors. For the year 1998, the annual retainer has been increased to Three Thousand Dollars and the attendance fee increased to Three Hundred Dollars per meeting. The separate fee for Bancorp. meetings has been eliminated.

In addition to the fees paid to Directors, Mr. Richard G. Anderson and Mr. Wilbur L. Terhune, each of whom is a retired Chairman of the Board, received payments under a Deferred Compensation Plan adopted by the Board of Directors on December 15, 1983. Mr. Anderson received $2,312.70 and Mr. Terhune received $6,030.96 during 1997 under this plan. The Deferred Compensation Plan provided an early retirement benefit to covered individuals equal to eighty percent (80%) of a factor corresponding to the number of years the employee's early retirement date preceded his normal retirement date, multiplied by the employee's average compensation as defined under the Bank's retirement plan, minus the employee's monthly accrued benefit under the Bank's retirement plan on a straight life annuity basis. This amount is further reduced by the employee's primary social security benefit. Mr. Terhune's benefit is further reduced by a pension which he receives from a plan unrelated to the Corporation or the Bank.

EXECUTIVE COMPENSATION

The Executive Committee without the executive officers but with the addition of James R. Miller and Keith A. Sommer serves as the Compensation Committee for Belmont National Bank. The officers of the Corporation are currently serving without compensation from Belmont Bancorp. They are, however, compensated by Belmont National Bank for services rendered as officers of the Bank. This Committee is responsible for advising the Board regarding compensation levels for the President and CEO, J. Vincent Ciroli, Jr.; the Executive Vice President and COO, William Wallace; and the Senior Vice President, Controller and Cashier, Jane R. Marsh. The Committee also consults with senior officers with respect to the compensation and benefits of other officers and employees of the Corporation.

Compensation Philosophy

The Corporation bases different portions of its executive compensation program on differing measures of corporate performance. As a result, the Corporation's compensation program currently reflects the following themes:

   A material portion of compensation should be meaningfully related to corporate performance.

   Since the Corporation has chosen a senior executive team to manage the operations of the Corporation, bonus compensation for these senior executives should be based on team effort and performance of the Corporation as a whole.

   Bonus compensation should be related to the return on shareholders' equity and should be payable only if the shareholders have received a reasonable return on the equity.

   Compensation should play a critical role in attracting and retaining executives whom the Corporation deems most able to further its goals and, therefore, should be comparable to compensation paid by peer organizations in the same region of the country that the Corporation operates.

Summary Compensation Table

For the year ended December 31, 1997, J. Vincent Ciroli,
Jr., William Wallace and Jane R. Marsh were the only officers compensated in excess of $100,000. Their compensation is summarized in the following table:

                                                                Long Term
Name and                                                        Incentive         All Other
Principal Position            Year    Salary       Bonus        Compensation (1)  Compensation
J. Vincent Ciroli, Jr.        1997    $152,000.00  $ 26,600.00  $26,600.00        $15,707.59
President &                   1996    $152,000.00  $ 68,400.00      -             $16,767.99
Chief Executive Officer       1995    $145,000.00  $116,000.00      -             $14,159.04             Belmont Bancorp. and
Belmont National Bank

William Wallace               1997    $110,000.00  $ 19,250.00  $19,250.00        $12,420.97
Vice President,               1996    $110,000.17  $ 49,500.00      -             $15,722.09
Belmont Bancorp. and          1995    $105,000.00  $ 84,000.00      -             $11,162.44
Executive Vice President &
Chief Operating Officer,
Belmont National Bank

Jane R. Marsh                 1997    $ 70,000.00  $ 12,250.00  $12,250.00        $11,350.80
Secretary, Belmont            1996    $ 70,000.01  $ 31,500.00      -             $ 9,915.19
Bancorp. and Senior           1995    $ 58,000.02  $ 46,400.00      -             $ 6,097.44
Vice President, Controller,
and Cashier, Belmont
National Bank

(1) See the description for the Long Term Incentive Compensation under the heading "Annual Bonus Incentives".

Pay Mix and Measurement

The Corporation's executive compensation program is based on three components, each of which is intended to serve the overall compensation philosophy.

Base Salary is targeted at the competitive median for peer banking organizations. In order to determine these amounts, the Committee has utilized the Sheshunoff tables, the Executive Studies Group (a division of Ben S. Cole
Financial, Inc.), and the Bank Wage-Hour & Personnel
Service.  During 1997, the Committee retained Bank
Compensation Strategies Group located in Dublin, Ohio, to advise it and the Board concerning salaries for comparable officers at other Ohio and regional banking organizations of similar size. Salaries for the executive officers named in the Summary Compensation Table are reviewed by the Committee on an annual basis and may be increased or decreased at that time based on the Committee's analysis of how the management team and the respective individual contributes to the Corporation, as well as increases in median competitive pay levels.

Annual Bonus Incentives for executive officers are intended to reflect the Corporation's belief that management's contribution to corporate performance comes, in part, from maximizing the Corporation's return on common shareholders' equity. Accordingly, since 1989 the Board of Directors has had in place an Executive Incentive Compensation Plan to provide incentive compensation based upon the earnings of Belmont National Bank. Amounts paid under the Plan are included in the "Bonus" column in the Summary Compensation
Table above.  The individuals covered by the Plan are J.
Vincent Ciroli, Jr., William Wallace and Jane R. Marsh.
During 1997, the Compensation Committee retained Bank
Compensation Strategies Group of Dublin, Ohio, to advise the
Committee and the Board on changes to the Executive
Incentive Compensation Plan designed in part to: (i) allow additional senior executives to be added to the Executive
Incentive Compensation Plan without disrupting the formula;
and (ii) requiring half of each year's bonus to be deferred and held as phantom stock of the Corporation which is hoped will enhance the senior executives' interest in the long-term appreciation of the Corporation's stock. The revised
Senior Executive Incentive Plan adopted during 1997 pays an incentive bonus calculated as a percentage of salary varying between 10% and 80% when the Corporation's return on equity exceeds the average return on equity of a peer group. No award is made unless the Corporation's return on equity is at least 10% greater than the peer group average. Half of any bonus is paid to the executive in cash and the other half is credited to a non-qualified deferred compensation plan that invests in the Corporation's phantom stock. That amount is shown as Long Term Incentive Compensation in the Summary Compensation Table. The plan is a phantom stock plan because the portion of the bonus paid to the plan is converted to units designed to appreciate or depreciate in relation to the appreciation or depreciation of the Corporation's common stock. Upon termination of employment for reasons of death, disability, retirement or any other reason the executive will be paid his benefit in cash over a period of years. The Committee believes that the program, as revised, provides an appropriate link between the Corporation's short-term performance and long-term performance
(as measured by the appreciation of its stock) and the incentives paid to the executive officers. The return on equity goal is established by the Committee annually.

Other Compensation is provided so that the Corporation's overall benefits are comparable with other similar organizations so as to attract and retain competent management.

The Bank has a Defined Contribution 401(k) Savings Plan which allows employees who work over 1,000 hours per year to defer up to 10% of their pre-tax salary to the Plan. The
Bank  matches  fifty percent (50%) of the first four percent
(4%) deferred. The Bank may also make voluntary contributions to the Plan. In 1997, the Bank paid $36,459.49 in matching funds and made a voluntary contribution of $208,055.29, or nine percent (9%) of annual salary. In 1997, the profit sharing contribution attributed to Mr. Ciroli was $12,672.00;
the matching funds contribution was $2,305.99. The profit sharing contribution paid for Mr. Wallace was $10,422.01;
the matching funds contribution was $1,751.46. The profit sharing contribution paid for Mrs. Marsh was $10,058.40 and the matching funds contribution was $1,292.40. This compensation is included in the "All Other Compensation" column in the Summary
Compensation Table above.

The Bank provides reimbursement for club fees, membership dues and entertainment expenses for business use by Mr.
Ciroli and Mr. Wallace. The Bank also provides Mr. Ciroli and Mr. Wallace with the use of a company car. Personal benefits from such expenditures are less than 10% of salary and bonus and, therefore, have been excluded from the Summary Compensation Table above.

The Bank maintains a split-dollar life insurance plan for several of its officers. Under the plan, the Bank maintains ownership of all cash value in the insurance policies and a portion of the death benefits. The participant's named beneficiary is entitled to three times the participant's annual salary at his death. Annually, the participant recognizes taxable income to the extent of the assumed term cost of the coverage. At the death of the participant, the Bank's share of the death benefit will be sufficient to recover all costs associated with the plan. For 1997, the amount of income attributable for a split-dollar insurance plan was $729.60, $247.50 and $126.00 for Mr. Ciroli, Mr.
Wallace and Mrs. Marsh respectively. These amounts are included in the "All Other Compensation" column in the Summary Compensation Table above.

The Corporation adopted a Supplemental Retirement Plan for
the three executive officers at its meeting on January 18,
1994, and subsequently amended the plan on December 19,
1995, in order to augment the retirement benefits payable to these officers and make them more comparable to the benefits provided under the defined benefit plan which was terminated in 1990.  The persons covered under the plan are J. Vincent
Ciroli, Jr., President and Chief Executive Officer;  William
Wallace, Vice President of the Corporation and Executive
Vice President and Chief Operating Officer of the Bank; and
Jane R. Marsh, Secretary of the Corporation and Senior Vice
President, Controller and Cashier of the Bank.   Under the
Plan the Corporation  credited the sum of $163,000 to a book reserve account for the benefit of Mr. Ciroli, the sum of
$19,000 for Mr. Wallace and the sum of $3,000 for Ms. Marsh.
The balance in the book reserve account will be invested as
directed by the Board and distributed to the officer over a
ten (10) year period following retirement.  The officer will bear the risk of earnings in the book reserve account.
Under the Plan the maximum amount that can be paid to Mr.
Ciroli is $43,000 per annum; to Mr. Wallace $40,000 per
annum; and to Ms. Marsh $11,250 per annum.  The supplemental retirement benefits may be forfeited if the employee is
terminated for cause.

COMPENSATION COMMITTEE
John H. Goodman, II         W. Quay Mull, II
Charles J. Kaiser, Jr.      Thomas Olszowy
Terrence A. Lee             Keith A. Sommer
James R. Miller             Charles A. Wilson, Jr.

Stock Price Performance Graph

The following graph compares for each of the last five years ending December 31 the cumulative total return of the Corporation's Common Stock, All Nasdaq U.S. Stocks Index and
SNL Securities' Index of Banks with Assets Size less than
$500 million. The cumulative total return of the Corporation's Common Stock assumes $100 invested on December
31, 1992 and assumes reinvestment of dividends.

Belmont Bancorp. Stock Price Performance
Total return performance assuming reinvestment of dividends

                                        MEASUREMENT PERIOD
Index               12/31/92  12/31/93  12/31/94  12/31/95  12/31/96  12/31/97

Belmont Bancorp.      100.00    109.33    204.75    383.05    376.85    783.55
NASDAQ-Total U.S.     100.00    114.80    112.21    158.70    195.19    239.53
SNL<$500M Bank Index  100.00    130.56    140.42    192.09    247.24    421.47




PROPOSAL NUMBER 3:  SELECTION OF AUDITORS

The Board of Directors has retained S.R. Snodgrass A.C. as independent auditors for both the Corporation and the Bank for the year ending December 31, 1998. There will be presented to the shareholders at the Annual Meeting a proposal that this selection be ratified by the shareholders. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT THIS SELECTION BE SO RATIFIED. The services rendered by S.R. Snodgrass A.C. during the year 1997 involved auditing services primarily and consisted of the examination of the financial statements of the Corporation and its subsidiaries, principally the Bank. It is expected that a representative of the accounting firm will be present at the shareholders' meeting. Such representative will be given the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions from the shareholders who are present.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, executive officers, and persons who own more than 10% of a registered class of the Corporation's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common
Stock of the Corporation. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, during the two fiscal years ended
December 31, 1997, all section 16(a) filing requirements applicable to the Corporation's officers, directors, and greater than 10% beneficial owners were complied with.

Other Matters

As of the date of this Proxy Statement, the Board of Directors and Management were unaware of any matters not referred to in this proxy statement for action at the meeting. If any other business comes before the meeting, the persons named in the proxy will have the authority to vote the shares represented by them in accordance with their best judgment.

Method and Cost of Solicitation

The solicitation of proxies will be made primarily by mail.
Proxies may also be solicited personally and by telephone by regular employees and Directors of the Corporation and the Bank without any additional remuneration and at minimal cost. Management intends to request banks, brokerage houses, custodians, nominees, and fiduciaries to obtain authorization for the execution of proxies. The Corporation will bear the entire cost of soliciting proxies.

Shareholder Proposals for Next Year's Annual Meeting

Proposals which shareholders intend to present at next year's annual meeting, now scheduled to be held on April 19, 1999, will be eligible for inclusion in the Corporation's proxy material for that meeting if they are submitted to the Corporation in writing no later than November 20, 1998. At the time of the submission of the proposal, a proponent may also submit a statement in support of the proposal. The proposal and its supporting statement in the aggregate shall not exceed 500 words. When submitted to the Corporation, a proposal should be accompanied by a written notice of the proponent's intention to appear personally at the meeting for the purpose of presenting the proposal for action.

Bridgeport, Ohio             BY ORDER OF THE BOARD OF DIRECTORS
March 20, 1998               J. VINCENT CIROLI, JR., PRESIDENT & CEO

APPENDIX A

PROXY

BELMONT BANCORP., BRIDGEPORT, OHIO
ANNUAL MEETING OF SHAREHOLDERS
APRIL 20, 1998

      KNOW ALL MEN BY THESE PRESENT that I the undersigned Shareholder of BELMONT BANCORP. do hereby nominate, constitute and appoint David L. Barnes and Kelley Archer, or either of them, my true and lawful attorney with full power of substitution, for me and in my name, place and stead to vote all of the Common Stock of said Corporation standing in my name at the Annual Meeting of its Shareholders to be held at Belmont National Bank, 150 West Main Street, St. Clairsville, Ohio, on April 20, 1998, at 11:00 A.M., or at any adjournments thereof with all the powers the undersigned would possess if personally present as follows:

1. For the election to the Board of Directors, except as otherwise specified below, of the following nominees, or any one or more of them to serve a three-year term expiring at the annual shareholders' meeting in 2001:

                    J. Vincent Ciroli, Jr.        Keith A. Sommer
                    John H. Goodman, II           James R. Miller

with full authority to cumulate the votes represented by such shares and to distribute the same among the nominees in such manner and numbers as said proxies in their discretion may determine.

THE AUTHORITY TO VOTE FOR THE ELECTION OF ANY OF THE NOMINEES LISTED ABOVE MAY BE WITHHELD BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF THE NOMINEE.

     For     2.    To consider and act upon the proposed Amendment to the
     Against       Articles of Incorporation to allow for a two-for-one
     Abstain       split of the common stock.

     For     3.    To consider and act upon a proposal to ratify the
     Against       appointment of S.R. Snodgrass A.C. as independent
     Abstain       auditors for the year ending December 31, 1998.

     For     4.    In accordance with the judgment of the said proxies to vote
     Against       upon such other matters as may be presented for
     Abstain       consideration and action.


DATED _____________________  ______________________________________________

                             ______________________________________________
                                                               Signature(s)
                             When signing in a fiduciary capacity, please give full title.
                             All joint owners should sign.

Please sign, date and return your Proxy promptly in the enclosed envelope to BELMONT NATIONAL BANK, 154 West Main Street, St. Clairsville, Ohio 43950.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL OF THE ABOVE ITEMS.





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